Exhibit 99.1

Durable Business Drives Cash Flow and Supports Dividend Growth October 14, 2015

Safe Harbor Language and Reconciliation of Non-GAAP Measures Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not limited to, our financial performance outlook and shareholder returns in 2015 and through 2020, including after giving effect to our proposed acquisition of Recall Holdings Limited (“Recall”), and statements regarding our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as expected cost savings from our Transformation program, our proposed acquisition of Crozier Fine Arts (“Crozier”), projected revenues from our emerging market acquisition pipeline, valuation creation and returns associated with our data center business and other adjacent businesses, and the benefits associated with increasing the percentage of real estate that we own. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from our other expectations include, among others: (i) our expected dividends may be materially different than our estimates; (ii) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (iii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (iv) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (v) changes in customer preferences and demand for our storage and information management services; (vi) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (vii) the cost or potential liabilities associated with real estate necessary for our business; (viii) the performance of business partners upon whom we depend for technical assistance or management expertise outside the U.S.; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate; (x) changes in the cost of our debt; (xi) changes in the amount of our capital expenditures; (xii) our ability to remain qualified for taxation as a real estate investment trust; (xiii) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently, including Crozier; and (xiv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated. In addition, with respect to the potential Recall transaction, our ability to close the proposed transaction in accordance with its terms and within the anticipated time period, or at all, is dependent on our and Recall's ability to satisfy the closing conditions for the transaction, including the receipt of governmental and shareholder approvals, and the benefits of the potential Recall transaction, including potential cost synergies and other synergies (including tax synergies), may not be fully realized or may take longer to realize than expected. Additional risks and factors that may affect results are set forth in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ending December 31, 2014, our current report on Form 8-K, filed with the SEC on May 7, 2015 and our quarterly report on From 10-Q for the fiscal quarter ending June 30, 2015 and in Recall’s filings with the Australian Stock Exchange, including Recall’s Annual Report for the fiscal year ending June 30, 2015. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Reconciliation of Non-GAAP Measures: Throughout this presentation, Iron Mountain will be discussing Adjusted Operating Income Before Depreciation, Amortization and Intangible Impairments (Adjusted OIBDA), which does not conform to accounting principles generally accepted in the United States (GAAP). For additional information and the reconciliation of these measures to the appropriate GAAP measure, , as required by Securities and Exchange Commission Regulation G, please see the appendix of this presentation.

Today’s Agenda 8:30 Meeting Kick-Off Durable Business Drives Cash Flow William L. Meaney, President and CEO Solid Execution and Growth Potential Patrick Keddy, EVP & GM, North America and Western Europe Investing for Profitable Growth Marc Duale, President International Disciplined Execution and Expansion Ned Bicks, SVP, Chief Strategy Officer and Adjacent Businesses 10:00 Break Transformation, Integration and Talent Deirdre Evens, EVP, Chief People Officer Leverage REIT to Create Long-Term Value Ellen Hall, SVP, Real Estate Investments Value Creation and Financial Outlook Rod Day, EVP and Chief Financial Officer 11:30 Q&A All Figures are in C$ based on 2015 budget rates unless otherwise noted

We Store & Manage Information Assets 75% 17% 8% Records & Information Management (2) Data Management(2) Shredding(2) Storage: 70% Service: 30% Storage: 60% Service: 40% Service: 100% Diversified Global Business (1) R$3.1 billion annual revenue 155,000+ customers Serving 92% of Fortune 1000 68 million square feet of real estate in ~1,100 facilities Compelling Customer Value Proposition Reduce costs and risks of storing and protecting information assets Broadest footprint and range of services Most trusted brand (1) R$ figures are based on FY2014 Results (2) Percentage of revenue based on R$ FY 2014 results

Diversified Global Business $3B annual revenues >155,000 customers Serving 95% of Fortune 1000 67MM SF of real estate in >1,000 facilities Leading Global Presence 5 CONTINENTS Most expansive global platform Strong international expansion opportunity Attractive real estate characteristics Low turnover costs Low maintenance capex High retention, low volatility Solid track record of enhancing shareholder value Share buybacks, REIT conversion, dividend enhancement Formal corporate responsibility program FTSE4Good and Dow Jones Sustainability Index constituent 36 COUNTRIES

Storage Rental Stream is Key Economic Driver 2014 $1,860 IRM Storage Rental Revenue (R$ in MM) 26-year Track Record of Consecutive Growth 1989

Durable Business Drives Cash Flow and Supports Dividend Growth William L. Meaney, President and Chief Executive Officer © 2015 Iron Mountain Incorporated. All rights reserved. Iron Mountain and the design of the mountain are registered trademarks of Iron Mountain Incorporated. All other trademarks and registered trademarks are the property of their respective owners.

Strategic Plan Delivering Expected Results *Reflects data from Jan 2014 through Q3 2015 Forecast DEVELOPED MARKETS 7M cu. ft. Net RM Volume prior to Acquisitions* OUR PLAN FOR GROWTH EMERGING MARKETS Emerging Markets = 14% of Total Revenues on a C$ basis* ADJACENT BUSINESSES New Data Center Customers and Expanded into Art Storage TRANSFORMATION, INTEGRATION AND TALENT Drive process improvements, simplification, efficiencies. develop and enable talent to support business strategy INCREASING OWNERSHIP OF OPERATING PROPERTIES Leverage our Real Estate Investment Trust status to create long-term value GROWTH and VALUE PILLARS ENABLERS

Delivered 25% TSR through October 2, 2015 Strategic Plan has Driven Performance Turnaround Since Year-end 2013 Worldwide Revenue (C$ in MM) Adjusted OIBDA (C$ in MM) Regular Dividend per Share +3.2% CAGR C$ 2013 -2015F Revenue C$ CAGR 1% 33% 20% +4.2% CAGR C$ DEVELOPED MARKETS EMERGING MARKETS ADJACENT BUSINESSES STRATEGIC PLAN $1.08 $1.90 2013 2015E $2,894 $3,011 $3,050 - $3,110 2013 2014 2015E $861 $898 $925 - $945 2013 2014 2015E

50-year average customer retention Less than 2% annual volume loss from terminations Boxes stay with us for an average of 15.9 years(1) Net volume before acquisition growing in every major market No single customer represents greater than 2% of total revenue Organic Document Storage Continues to Demonstrate Strong, Steady Growth Developed Markets Emerging Markets (1) Based on annual volume churn rate of 6.3% as of Q2 2015 0% 3% 6% Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 New Volume From Existing Customers 0% 4% 8% 12% Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 Q2-14 Q3-14 Q4-14 Q1-15 Q2-15 New Volume From Existing Customers

Adj. OIBDA Contribution 2015E 2016E 2017E 2018E Cumulative run-rate impact of actions taken $50 million $100 million $125 million Cumulative net in-year benefit post restructuring costs - $50 million $100 million $125 million Transformation Program Updated to Deliver $125 Million in Cost Reductions Align Organization to Strategic Plan Focus on Important and Necessary Leverage Offshoring and Technology

Plan to Extend Performance with 2020 Vision Maintain focus on dividend growth Continue to de-lever Boost durability and long-term TSR

Standalone Plan to Extend Performance with 2020 Vision 75% Developed Core 25% Growth Portfolio Emerging Markets = 20% Adjacent Businesses = 5% 3% Adj. OIBDA 10% Adj. OIBDA ~5% Internal Growth ROIC = 14% 85% Developed Core 15% Growth Portfolio Emerging Markets = 14% Adjacent Businesses = 1% 2% Adj. OIBDA 10% Adj. OIBDA ~3% Internal Growth ROIC = 12% TODAY Prior to Recall acquisition 2020

2020 Vision Extends Strategic Plan and Will Continue to Deliver Strong C$ Growth Worldwide Revenue (C$ in MM) Adjusted OIBDA (C$ in MM) Lease Adjusted Leverage Ratio Dividend as % of AFFO +CAGR +CAGR Projected Minimum Dividend Per Share + 4.4% CAGR + 7.9% CAGR 4% growth through 2020 82% 67% 2015E 2020E $3,050 – $3,110 $3,165 – $3,265 $3,770 – $3,870 2015E 2016E 2020E 5.7x 5.3x 2015E 2020E $1.90 $1.98 $2.10 $2.18 2015 2016 2017 2018 2020 $925 – $945 $990 – $1030 $ 1,330 – $1,410 2015E 2016E 2020E

Recall Acquisition on Track Regulatory review underway Confident of achieving satisfactory outcome Targeted closing in Q1 2016 Significantly enhances financial performance Total expected synergies of $155M $110M to be recognized in 2017 Potential synergy upside primarily from real estate consolidation

Recall Acquisition Significantly Enhances Financial Performance Worldwide Revenue (C$ in MM) +4.3% CAGR +9.2% CAGR 4% Growth through 2020 Assumes close on 01/01/2016 for Recall transaction Lease Adjusted Leverage Ratio Dividend as % of AFFO Adjusted OIBDA (C$ in MM) Projected Minimum Dividend per Share $1.90 $1.94 $2.20 $2.35 2015 2016 2017 2018 2020 $925 – $950 $ 1,220 – $1270 $1,725 – $1,825 2015 2016 2020 $ 3,050 – $3,110 $3,950 – $4,050 $4,670 – $4,810 2015 2016 2020 82% 69% 2015E 2020E 5.7x 4.9x 2015E 2020E

Real Estate Strategy Increasing Real Estate ownership to create long-term value Financial arbitrage and capturing residual value Consolidating footprint to increase operating efficiencies Development opportunities in emerging markets to support business growth and consolidation Converting some of what we already own to higher and better use for adjacent businesses Consolidation opportunities from Recall acquisition

2020 Vision Delivers Strong and Durable Increase in Cash for Dividend Growth and Investment (C$ in MM) 2020 vision drives 16% CAGR (2015 – 2020) Real Estate includes lease conversion program and excludes real estate investment developed and emerging markets and adjacent businesses 0 100 200 300 400 500 600 700 800 900 1,000 2015E 2016E 2017E 2018E 2019E 2020E Developed Markets Real Estate Transformation Emerging Markets Adjacent Businesses Recall Net Synergies Recall

Driving Durable Cash Flow to Support Business and Dividend Growth Durable cash flow Three year plan on track and delivering per guidance Strong dividend growth Driven by durability of core, Transformation and Recall 2020 Vision Accelerates growth through ongoing optimization

Developed Markets: Solid Execution and Growth Potential Patrick Keddy, EVP & GM, North America and Western Europe 20 © 2015 Iron Mountain Incorporated. All rights reserved. Iron Mountain and the design of the mountain are registered trademarks of Iron Mountain Incorporated. All other trademarks and registered trademarks are the property of their respective owners.

Sustainable Growth in Developed Markets Volume Growth and Revenue Management Customer Loyalty – 50 year average Managing price/volume mix and customer retention Stabilised service revenue and margins Continuous improvement in SG&A Capital deployment Storage Revenue Growth Positive but Opportunities for further Improvement Storage Revenue grew C$65M (211bps) in 2014 and through YTD 2015 Developed Markets Total C$ Adj. OIBDA growth of $97M (477 bps), including $28M in Transformation benefit in same period DEVELOPED MARKETS OUR PLAN FOR GROWTH EMERGING MARKETS ADJACENT BUSINESSES TRANSFORMATION, INTEGRATION AND TALENT INCREASING OWNERSHIP OF OPERATING PROPERTIES GROWTH and VALUE PILLARS ENABLERS 7M cu. ft. Net RM Volume prior to Acquisitions* *Reflects data from Jan 2014 through Q3 2015 Forecast

Durable Revenue and Profit Growth in Developed Markets Revenue Positive RIM revenue growth DM revenue growth also continues strong Augmenting core services with exciting new offerings including: Cloud backup solutions with EMC and Seagate, Restoration Assurance Program with Trusted Data Solutions, Secure Asset Destruction and Cloud Migration Services Gross Profit Margins RM and DM storage gross margins remain high Total service margins stabilizing New Solution initiatives represent great $revenue and $margin potential C$ Revenue Growth ($ in M) Adj. OIBDA/Adj. OIBDA Margin $2,558 $2,592 $ 2,575 – $2,625 $ 2,640 – $2,690 FY13 FY14 FY15E FY16E $993 $1,042 $ 1,040 – $1,080 $ 1,090 – $1,140 38.8% 40.2% 40.8% 41.6% 0.0% 20.0% 40.0% (100) 100 300 500 700 900 1,100 1,300 1,500 1,700 FY13 FY14 FY15E FY16E

Customer Segmentation Solid Execution on Performance Drivers GOALS KEY DRIVERS STORAGE VOLUME GROWTH Sales force excellence Customer Acquisitions REVENUE MANAGEMENT Customer Retention Value Based Selling SERVICE REVENUE & MARGIN Align and Package + Expanding services+ New revenue streams Manage Efficiencies and Costs ROIC Capital Allocation

RM Storage - Strong net cube growth driven by improved retention, organic volumes and new sales


RM Storage Revenue Growth (C$ in MM)
+2.2% CARG
$1,244
$1,279
$1,275 – 1,325
FY13
FY14
FY15E
Base
Acquisitions


Net Volume Growth (Cu.ft. MM)
+1.4% CAGR
429
433
435 – 445
+3.9%
+1.8%
FY13
FY14
FY15E
Base
Acquisitions

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DM Storage Volumes Continue to Grow 3.8% CAGR DM Storage Revenue Growth (C$ in MM) Net Volume Growth (DPUs MM) 2.2% CAGR 69 70 72 FY13 FY14 FY15E $274 $286 $ 290 – $300 FY13 FY14 FY15E

Total Company Service Revenue (C$ in MM) New Service Lines Replacing Traditional Activity Based Services Area / CAGR RM Core 0% Shred Non-Paper -3% DM Core -9% DMS +13% Shred Paper +2% Comp Service +4% 2015E $1,195 - $1,205 2014 $1,209 2013 $1,181 7% 16% 17% 39% 39% 19% 7% 39% 13% 9% 14% 10% 14% 7% 15% 15% 6% 17% Note: Examples of Core Service include retrieval refile; complementary services include library moves and Secure IT Asset Disposition

Worldwide Service Gross Margin Improvement Facility Process Engineering and Productivity Re-Packaging Service Offerings and SLAs Routing Optimisation Hybrid Fleets 3PL Options Telematics Labor Models Service Gross Margin Evolution Total Service Gross Profit (C$ in MM) Total Service Gross Margin 2015 $374 $335 $ 310 - $320 $ 310 - $350 - 100 200 300 400 500 600 FY13 FY14 FY15E FY16E 26.1% 24.6% 26.8% 27.0 – 27.5% Q1 2015 Q2 2015 Q3 2015E Q4 2015E

Continued Strong Developed Market Expected Revenue Growth (C$ in MM) 2,558 2,592 2,575 – 2,625 $2,640 – $2,690 $ 2,850 – $2,950 2013 2014 2015E 2016E 2020E Developed Markets Revenue Growth Acquisitions Base

Developed Market Adjusted OIBDA Demonstrates Durability and Growth Potential (C$ in MM) $993 $1,042 $1,040 – $1,080 $1,090 – $1,140 $1,150 – $1250 2013 2014 2015E 2016E 2020E Developed Markets Adjusted OIBDA Growth Acquisitions Base

Emerging Markets: Investing for Profitable Growth Marc Duale, President, Other International © 2015 Iron Mountain Incorporated. All rights reserved. Iron Mountain and the design of the mountain are registered trademarks of Iron Mountain Incorporated. All other trademarks and registered trademarks are the property of their respective owners.

Emerging Markets Strategy Unchanged and On Track Good Progress Toward 16% Goal From 10% of total revenue in 2013 to 2015 Year-End Run-Rate C$ of 15% Pipeline of potential acquisitions represents 4x+ total needed to achieve goal by end of 2016 Build local scale Leverage M&A opportunities Deploy capital wisely DEVELOPED MARKETS OUR PLAN FOR GROWTH EMERGING MARKETS ADJACENT BUSINESSES TRANSFORMATION, INTEGRATION AND TALENT INCREASING OWNERSHIP OF OPERATING PROPERTIES Emerging Markets = 14% of Total Revenues on a C$ basis* GROWTH and VALUE PILLARS ENABLERS *Reflects data from Jan 2014 through Q3 2015 Forecast

Build high performance leadership teams Drive organic growth Invest in real estate and infrastructure Rapid execution of rich M&A pipeline Cube Growth 7% Adj. OIBDA % 33% ROIC 12% Cube Growth 14% Adj. OIBDA % 9% ROIC 4% Investing for Profitable Growth: Emerging Markets

Colombia Brazil Investing for Profitable Growth: Building Local Scale END OF FY13 Romania Slovakia Hungary Czech Rep. Chile Poland Mexico Australia Peru Turkey China Singapore Argentina Hong Kong India Serbia Russia PROJECTED END OF FY16 Romania Slovakia Hungary Czech Rep. Chile Australia Colombia Peru Brazil Turkey Poland Argentina Hong Kong Singapore Mexico Serbia India China Taiwan Russia PROJECTED WITH RECALL China Taiwan Russia Australia Hong Kong Singapore Argentina Serbia India Colombia Peru Turkey Poland Romania Slovakia Hungary Czech Rep. Chile Brazil Mexico

2020 Vision - M&A Pipeline is Strong EMERGING MARKET % GLOBAL REVENUES Anticipated Investment $100M/Year in Acquisitions Estimated revenue percentages reflect expected year-end run rate 10% 15% 16% 20% 2013 2015 E 2016 E 2020 E

Emerging Markets Growth Outlook M&A Pipeline 4X to 5X Target $67 $70 $75 – $105 $90 – $110 $200 – $220 2013 2014 2015E 2016E 2020E ADJ. OIBDA GROWTH (C$ in MM) Base Growth Acquisitions $257 $334 $591 $435 – $485 $ 465 – $515 $ 735 – $785 2013 2014 2015E 2016E 2020E REVENUE GROWTH (C$ in MM) Base Growth Acquisitions

Adjacent Business: Disciplined Execution and Expansion Ned Bicks, Senior Vice President, Chief Strategy Officer and Adjacent Businesses © 2015 Iron Mountain Incorporated. All rights reserved. Iron Mountain and the design of the mountain are registered trademarks of Iron Mountain Incorporated. All other trademarks and registered trademarks are the property of their respective owners.

By 2020, Adjacent Businesses Target: 5% of Revenue Strategic Plan Goal and Progress Developed diverse portfolio with solid acquisition pipelines On track to exceed 2015 revenue run rate goal of $50MM Clear line of sight for organic base to represent $100MM of revenue by 2020 DEVELOPED MARKETS OUR PLAN FOR GROWTH EMERGING MARKETS ADJACENT BUSINESSES TRANSFORMATION, INTEGRATION AND TALENT INCREASING OWNERSHIP OF OPERATING PROPERTIES New Data Center Customers and Expanding into Art Storage GROWTH and VALUE PILLARS ENABLERS

Consistent With Our Core Capabilities CAPABILITIES RELATIONSHIPS INFORMATION MANAGEMENT STORAGE-CENTRIC REAL ESTATE SECURITY AND TRUST CHAIN OF CUSTODY / LOGISTICS CURRENT CUSTOMERS RELATED CUSTOMERS NEW CUSTOMERS Data Centers Art

Data center market presents a very large and growing opportunity Uniquely positioned to compete for the enterprise and private cloud segment of the market Disciplined execution, and expansion is value creative IRM Well Positioned to Succeed in Data Center Market We Service Over 30,000 Data Center Locations in North America

Large and Growing Market

Sector	Outsourced Market Size
Mainstream Enterprise, Government and Private Cloud	~$3B
Non-Inter-Connect Cloud SPs / IT Services	~$1B
Inter-Connect Cloud SPs / IT Services	~$1B
Network, Mobility, Content and Securities	~$4B

Source: 451 Research

IRM Focus
$3B enterprise & private cloud segment

- Segment growing 10% per year
  - Private cloud = 12%
  - Enterprise = 8%
- Growth and churn create ~$600M/yr. of new opportunity
  - 80% in < 10 geographies
- Target control oriented industries
  - Financial services, healthcare and government

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IRM Advantage in Target Market Segments Unique capabilities we leverage from core business that differentiate IRM Asset tracking and IT asset destruction are important competitive differentiators Data Management serves ~17K customers, >3M visits data centers / year, rotates over 70M tapes Direct sales model enables lower cost to sell than traditional broker model Attribute Strongly Desires Highly secure 77% Customer support 74% Regulatory compliance 69% TOP 3 BUYING CRITERIA Iron Mountain SunGard CyrusOne Digital Realty 50% 44% 27% 23% 29% 22% 21% 18% 43% 37% 27% 23% IRON MOUNTAIN SCORES THE HIGHEST AMONG COMPETITION Source: Independent survey of IT infrastructure buyers and influences at 210 companies within IRM customer base

Disciplined Execution and Expansion Driving Value Creation Value Creation and Estimated Stabilized Returns on Existing Footprint ($ MM) Revenue $60 Adjusted OIBDA $35 NOI $40 Total Expected Investment $230 Capital Invested $100 Data center cap rate 7.5%-8.5% Implied value $470-$530 Implied Adjusted OIBDA multiple 14X Implied value creation $240-$300 Current footprint supports ~$8M/ year in new sales with ROIC in low to mid teens Further market expansion enables us to take advantage of broader market opportunity Staged deployment of capital Consistent investment at historical levels to include greenfield development Returns expected to be consistent with existing business

Iron Mountain’s Legacy Extends Beyond Traditional Business Information

. . . And Includes Fine Art Storage

Fine Art is High Growth Market with Meaningful Focus on Investment Investing 10% 81% 19% CAGR Source: Deloitte / ArtTactic Why individuals purchase art 9% Collecting Investing & Collecting Sotheby’s and Christie’s Fine Auction Sales

Formalizing Art Business with Acquisition of Premier Brand

Fine Art Attractive Space for IRM

- $900MM+ industry with solid growth[(1)]
- Global
- Fragmented
- Durable REIT-friendly storage
- High per-square foot rates (~$60/SF)
- Durable storage (90% renewal rate)

Planned Crozier Acquisition

- Leading brand in North America
- Driver of global industry standards
- Strong storage (58%) and storage related services (34%) focus
- ~$30MM annual revenue, 30%+ stabilized Adjusted OIBDA margins
- Year 1 accretive

CROZIER™

(1) Source: Proprietary industry research

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Iron Mountain’s Advantage in Art Storage Secure storage expertise Legacy of trust Chain of custody and logistics Global footprint Roll-up experience Marquee clients in entertainment and government And Bring Some Critical Advantages We Complement Crozier

Adjacent Businesses 2020 Vision to Create $175 Million of Revenue 2015E 2014 2016E 2020 Vision $175 Acquisitions Base Expected Adjacent Businesses Revenue ($MM) Manage Adjacent Businesses as a portfolio of opportunities with the expectation that not all will succeed Two current Adjacent Businesses comprise base Strong organic opportunities Identified acquisition pipelines Continuing to incubate additional businesses which may graduate into Adjacent portfolio $15 $20 $50 - $60 $100 $75

Transformation, Integration and Talent Deirdre Evens, Executive Vice President, Chief People Officer © 2015 Iron Mountain Incorporated. All rights reserved. Iron Mountain and the design of the mountain are registered trademarks of Iron Mountain Incorporated. All other trademarks and registered trademarks are the property of their respective owners.

Transforming Iron Mountain to Support 2020 Vision Critical enablers to achieving our growth strategy: Transformation efforts underway to simplify and improve business processes, delivering $125M reduction in SGA expense Leveraging Recall for Global Scale delivers more than $155M in synergies, with broader, deeper market penetration Deploying global strategy to ensure we have the necessary talent to lead and execute Instilling a continuous improvement and owner/entrepreneurial mindset into our culture DEVELOPED MARKETS OUR PLAN FOR GROWTH EMERGING MARKETS ADJACENT BUSINESSES TRANSFORMATION, INTEGRATION AND TALENT INCREASING OWNERSHIP OF OPERATING PROPERTIES Drive process improvements, simplification, efficiencies. develop and enable talent to support business strategy GROWTH and VALUE PILLARS ENABLERS

Transformation – Faster and Greater Benefit All of global SG&A in scope 7 key transformation levers 40+ initiatives identified $125 M cost reductions, bringing SGA in line with benchmark Facilitates speed, agility, greater accountability, decision making

2017-18 $25M 2016 $50M Transformation timeline Transformation Phase I Executed July 2015 2016 FY benefit Non-essential work elimination Simplification and demand management Operating model / governance / controls Additional spans and layers Sourcing Execution early 2016; 2017 FY benefit Shared services Agreement to cash process IT portfolio rationalization Funding Approach Manage program to self-fund Select technology and capability investments required to enable longer-term efforts Opportunity to further optimize through Recall integration 2015 $50M

Recall Acquisition on Track Integration planning is on track Joint Recall / Iron Mountain team Excellent integration collaboration Synergy execution planning People and Integration planning REIT implementation

Structured planning for Recall integration Global Steering Committee Joint effort between Iron Mountain and Recall 20 work streams launched in stages Run-rate synergy target of $110M in 2017 and total net synergies of $155M Initial focus on overhead; phased approach on real estate and operational efficiencies Ensure operating certainty Operating model Management REIT compliance Early synergies Readiness checks at key milestones Execute clear employee and customer communication GOVERNANCE SYNERGY PLANNING AND VALUE CAPTURE DAY 1 READINESS

Develop and enable talent to support growth strategy MAKE TALENT A PRIORITY Part of comp-related goals and objectives for Senior Executive Team Discuss at every Executive management and Board Meeting Prioritize talent assessments / succession planning STRENGTHEN / BUILD CURRENT AND FUTURE CAPABILITIES REQUIRED FOR GROWTH Strategic thinking Global orientation Ability to scale Real Estate as a lever Talent Asset Portfolio – invest, acquire, deploy selectively and strategically IDENTIFY AND DEVELOP EXISTING TALENT Break down silos and flatten organization to surface emerging talent Active global high-potential talent program Cross-function / cross-border rotations to prepare future leaders Recruit where needed

Transformation, Integration, and Talent are key enablers for continued success Business simplification, process improvements and efficiencies from Transformation drive $125M in SG&A reduction Leveraging global scale across Recall delivers $155M in synergies Deploying strategy to develop and acquire necessary talent and capabilities to execute on plans Instilling a continuous improvement and owner / entrepreneurial mindset into culture Total Cost Reduction ($MM)

Leverage REIT Status to Create Long-term Value Ellen Hall, Senior Vice President, Global Head of Real Estate Investments © 2015 Iron Mountain Incorporated. All rights reserved. Iron Mountain and the design of the mountain are registered trademarks of Iron Mountain Incorporated. All other trademarks and registered trademarks are the property of their respective owners.

Real Estate as an Enabler to Growth Developed Markets: converting leased properties to owned to capture residual value; some consolidation where we can increase operating efficiencies Emerging Markets: development opportunities to support business growth and consolidate M&A Adjacent Businesses: converting some of what we already own to higher and better use or sale for redevelopment DEVELOPED MARKETS OUR PLAN FOR GROWTH EMERGING MARKETS ADJACENT BUSINESSES TRANSFORMATION, INTEGRATION AND TALENT INCREASING OWNERSHIP OF OPERATING PROPERTIES Leverage our Real Estate Investment Trust status to create long-term value GROWTH and VALUE PILLARS ENABLERS

Recent Investment Enhancing Ownership and Generating Solid Returns LEASE CONVERSION PROGRAM - PROGRESS REPORT Closed Purchases: since Q1 ‘14 $51.1M investment 9 properties ~1.0M SF Average levered IRR of 13.6% Average cap rate 8.3% Annual rent savings: $4.0M RM Utilization(1) Building: 84% Racking: 91% DP Utilization(1) Building: 68% Racking: 81% RM Utilization(1) Building: 84% Racking: 91% Building utilization represents total potential building capacity and racking utilization represents installed racking capacity. Iron Mountain rates based on Q2 2015 results and Recall rates based on FY15 Leased 64% Owned 36% Standalone Leased vs. Owned [ 68.4 million Square Feet] Leased 70% Owned 30% Leased vs. Owned Incl. Recall [ 87.9 million Square Feet]

Owned SF 40% Leased SF 60% Major Market Presence Supports Durable Revenues and Value $5 to $20mm >$20mm <$5mm Denver- Boulder San Francisco Los Angeles Phoenix-Mesa- Scottsdale Dallas-Fort Worth- Arlington Chicago Washington D.C. Philadelphia Boston New York Seattle San Diego Metro Book value including leasehold improvements and racking Owned Gross Assets Source: Company filings, based on FY 2014. Owned SF 26% Leased SF 74% $1.4bn United States Owned Real Estate $0.6bn International Owned Real Estate

Control Space More predictable operating costs, residual appreciation Higher quality portfolio Better operating efficiencies, increased financing flexibility Development margins with low risk Transfer construction risk and cost to land bank while still capturing portion of development profit Multiple Opportunities to Create Value Higher and better use Non-core, in-fill real estate could be sold or repurposed for higher and better use (i.e. art storage) Lower cost of capital Owning the majority of our real estate could result in a ratings upgrade and higher equity multiple

Selective Lease Conversions Capture Market Inefficiencies . Leased Facilities 44 million sq. ft. / 839 facilities International: 13 million sq. ft. / 343 facilities Buyout option: ~3.5 million sq. ft. through 2020 5.6 years without extension options Purchased 222K SF building in Chicago for $12.9 M or $58.1/ SF Going in cap rate: 8.5% Market cap rate: 7.0% 9.1% IRR 50k – 200k sq.ft. >200k sq.ft <50k sq.ft. Seattle San Francisco Los Angeles San Diego Denver-Boulder Dallas-Fort Worth Arlington Chicago Metro Boston New York Philadelphia Washington D.C. Miami Detroit Leased Gross Assets

New Development Similar to Enterprise Build to Suit . Investment in New Building and Racking Mexico City, Mexico Capacity: 4.7M cu. ft. in 6 buildings all fully utilized Expected annual average growth CF 250K CF Own additional land that can be used for development Construct “3 Wall Addition” building and first phase of racking to accommodate growth Expansion Highlights Building size: 63K sq. ft. / 1.2M cu. ft. of capacity Construction cost: $3.0M ($48/sq. ft.) includes underlying land cost Racking cost: $6.4M ($102/sq. ft.) Assume ~ $0.20 to $0.25 per cu. ft. per month in storage rental revenue as well as full utilization 17.5% IRR

2020 Vision Drives Ownership to 45% - 50% Increased Ownership Opportunity $400 - $550 MM over 2015 – 2020 Solid investment return potential Expected to reduce borrowing costs over time Higher real estate residual value * Opportunity does not include the potential upside benefit from the consolidation with the Recall portfolio

Value Creation and Financial Outlook Rod Day, EVP and Chief Financial Officer 65 © 2015 Iron Mountain Incorporated. All rights reserved. Iron Mountain and the design of the mountain are registered trademarks of Iron Mountain Incorporated. All other trademarks and registered trademarks are the property of their respective owners.

Strong Record of Achievement since 2013 Improved storage growth, volume growth in all major markets Achieved 3%+ C$ Total Revenue Growth Delivered 4%+ C$ Adj. OIBDA Growth Successfully converted to REIT, dividend per share up 75% Realized high returns on investments – IRR of 9 to 15%+ Generated strong and durable cash flow Reached agreement to acquire Recall, a transaction with significant accretion Figures based on 2013 through 2015 Forecast

Summary of Financial Roadmap 2015 – 2020 Growing Storage Revenues And Margins Stabilized Service Gross Margin Improved SG&A Efficiency Disciplined Capital Spend on Maintenance, Non-Real Estate Investment and Racking Dividend Growth Per Share Accretive Acquisitions, Real Estate and Adjacent Businesses Consistent Contribution and Cash Flow Improvement

Growing Storage Revenues and Margins 80 bps Improvement (1) Data as of Q2-15 YTD (2) Includes rent expense and doesn’t include termination and permanent withdrawal fees 220 bps Improvement Storage 61% of Total Revenue(1) Storage 83% of Total Gross Profit(1) Maintain annual growth of 2.5% to 3% through 2020 Modest annual growth, reach 79% by 2020 Storage Gross Margin(2) 3.1% 3.0% 2.1% 2.2% 2.9% 2011 2012 2013 2014 1H 2015 Total Internal Storage Rental Growth 72.8% 73.6% 75.3% 76.6% 77.4% 2011 2012 2013 2014 1H 2015

Stabilized Service Gross Margins Improve growth to 1% - 2% annually 2016 through 2020 Archival trends moderate Maintain progress in scanning, projects and shredding Primary Drivers of Decline Costs not reduced in line with activity Mix shift to lower margin revenue Lower paper price Stabilization Drivers Labor management Transport efficiencies Use of technology Service 39% of Total Revenue(1) Service 17% of Total Gross Profit(1) Data as of Q2-15 YTD (2) 2015E Gross Margin represents exit rate for the year 40.9% 27.7% ~27% (2) 2011 Service Gross Margin 2014 Service Gross Margin 2015E Service Gross Margin 0.4% (4.4%) (3.4%) (0.7%) (0.5%) 2011 2012 2013 2014 1H 2015 Total Internal Service Revenue Growth

Improved SG&A Efficiencies – Transformation Improvement driven by offshoring, outsourcing, reducing complexity, automation and procurement effectiveness Target levels of SG&A consistent with median level benchmarks for companies of similar scale Actions taken in Q3’15 generate run-rate savings in 2016 SG&A(1) as % of Revenue Cumulative SG&A Savings (1) Excludes REIT and Recall Costs $50 $100 $125 2016 2017 2018 20.0% 22.0% 24.0% 26.0% 28.0% 30.0% 2013 2014 2015E 2016E 2017E 2018E 2019E 2020E IRM Trend Transformation

Disciplined Capital Management Recently raised $1 billion at 6% allowing for repayment of higher interest dollar and euro bonds Average interest rate reduced from 5.65% to 5.45%(1) Maintenance Capex (Storage and Service) 2.5% of revenue Non-Real Estate Investment 2.2% of revenue Racking costs for organic volume 2.3% of revenue Consistent volume outlook support on-going spend at this level Debt Financing Capital Requirements (1) Excludes unused revolving credit facility

Building Blocks of the Financial Roadmap for 2020 Vision IRM Standalone IRM Standalone IRM Standalone + Recall Benefits 1 2 2020 Vision

Discretionary Investment Has Yielded Compelling Returns Discretionary Investments DEVELOPED AND EMERGING MARKETS BUSINESS ACQUISITIONS 11-14% IRR 1- 3 Years to Stabilize 14-19% IRR 3-5 Years to Stabilize LEASE CONVERSION PROGRAM 9 – 10% IRR Stabilizes Immediately ADJACENT BUSINESSES 10 – 14%+ IRR Project Specific Stabilization 1 REAL ESTATE CONSOLIDATION AND DEVELOPMENT GROWTH

M&A in Emerging and Developed Markets Deliver Solid Growth and Returns Acquisition Spend/Yr. $100 MM Ongoing Topline Growth 10% + Storage Rental IRR 13% – 14% Emerging Markets Acquisition Economics Acquisition Spend/Yr. $50 MM Ongoing Topline Growth 2 -3% + Storage Rental IRR 11% – 13% Developed Markets Acquisition Economics Tuck-in deals offer predictable return and quickly synergize Strong returns, supports progress to increase exposure to higher growth markets 1 Data reflects assumptions for 2016 - 2020

Real Estate Investment Offers Predictable, Attractive Returns Developed Markets: convert to owned and consolidate for efficiency Emerging Markets: develop to support growth and consolidate acquisitions Adjacent Businesses: convert what we own to higher and better use Major market presence supports durable revenues and residual value Investment per Yr. $100 MM IRR 9% – 10% Stabilization Immediately Selective Lease Conversions Capture Market Inefficiencies Real Estate an Enabler of Growth Investment per Yr. $80 MM IRR 14% – 16% Stabilization 3 to 5 Years Real Estate Consolidation and Development Growth 1 Data reflects assumptions for 2016 - 2020

Capital Invested $78 MM in 2015 Expected Returns 13% Stabilization 18 months Capital Invested Per Year $35 MM/Yr. Expected Returns 12-15% Stabilization 2-3 years Adjacent Businesses Offer Potential Further Upside Data Center Economics 2020 Target = 5% of total Revenue 10% long-term organic growth Data center continued organic growth offering good returns Art storage through planned Crozier acquisition Art Storage Economics 1 Data reflects assumptions for 2016 - 2020

IRM Standalone Cash Available for Dividend and Discretionary Growth Investments Enhanced by 2020 Vision 1 Cash Available for Dividends and Discretionary Growth Investments – Standalone Numbers represent midpoint of guidance range $(4) $15 $105 $70 $75 $90 $404 $420 $520 $15 $35 $45 $485 $545 $760 2015E 2016E 2020E Cash for Investment Organic Growth Racking Dividend R$ Adjustment

Dividend/ AFFO 82% 77% 72% 67% 67% Shares Outstanding 213 214 215 216 218 Lease Adjusted Leverage Ratio 5.7X 5.7X 5.5X 5.3X 5.3X Total Discretionary Investments – Debt Financed ~$280 ~$365 ~$415 ~$415 ~$415 IRM Standalone with Investments Drives Good Dividend Growth Minimum Projected Dividend Per Share (Standalone) +CAGR 1 $1.90 $1.98 2015E 2016E 2017E 2018E 2020E $2.10 $2.18 4% Growth Through 2020

Building Blocks of the Financial Roadmap for 2020 Vision IRM Standalone IRM Standalone + Recall Benefits 1 2 2020 Vision

Recall Transaction Delivers Significant Synergies 80 (1) Net synergies do not reflect impact of costs to achieve and integrate. Synergy estimates are preliminary and may increase as ongoing analysis and integration planning progresses. (2) Cost to achieve and integrate includes moving, racking, severance costs, Facilities Upgrade Program, REIT conversion costs and systems. Estimated US$155 mm Total Net Synergies(1) Anticipated at Full Integration Estimated Cumulative One-time Costs to Achieve and Integrate(2) Includes Operating and Capital Expenditures Debt financed as incurred 2 $15 $110 $140 $155 2016E 2017E 2018E Fully Synergized Overhead Cost of Sales Tax Real Estate $105 $210 $255 $220 $80 $300 2016E 2017E 2018E Fully Synergized Operating Expense Capital Expense

Cash Flow Including Recall Supports Further Increases in Dividends Per Share and Partially Funds Discretionary Growth Investments 2 (1) Assumes 01/01/2016 close of Recall transaction. Excludes one-time costs associated with transaction but includes interest expense associated with financing of these costs Cash Available for Dividends and Discretionary Growth Investments – Standalone Cash Available for Dividends and Discretionary Growth Investments – With Recall(1) Numbers represent midpoint of guidance range $(4) $27 $150 $70 $90 $105 $404 $528 $700 $15 $35 $45 $485 $680 $1,000 2015E 2016E 2020E $(4) $15 $105 $70 $75 $90 $404 $420 $520 $15 $35 $45 $485 $545 $760 2015E 2016E 2020E

Standalone Dividend Growth Potential Further Enhanced by Recall Transaction Dividend/ AFFO 82% 76% 71% 69% 69% Shares Outstanding 213 272 272 273 275 Lease Adjusted Leverage Ratio 5.7x 5.4x 5.1x 5.0x 4.9x Total Discretionary Investments – Debt Financed ~$280 ~$385 ~$435 ~$435 ~$435 Minimum Projected Dividend Per Share (With Recall) +CAGR 2 Assumes close on 01/01/2016 for Recall transaction $1.90 $1.94 $2.20 $2.35 2015E 2016E 2017E 2018E 2020E 4 % Growth Through 2020

2020 Vision: Revenue Build-Up (C$ in MM) $4,670 – $4,810 Adjacent Businesses $900 - $940 2020 $150 - $160 Emerging Markets $290 - $310 Developed Markets $290 - $310 2015 $3,050 – $3,110 9.1% CAGR Recall 2 Assumes close on 01/01/2016 for Recall transaction

2020 Vision: Adj. OIBDA Build-Up (C$ in MM) $1,725 – $1,825 2020 Recall $395 - $415 Real Estate $30 - $40 $60 to $70 Emerging Markets $90 - $110 Transformation Developed Markets $100 - $120 2015 $925 – $945 ROIC 12% 14% 13.7% CAGR 2 Adjacent Businesses Assumes close on 01/01/2016 for Recall transaction Real Estate includes lease conversion program and excludes real estate investment developed and emerging markets and adjacent businesses 125

2015 C$ Guidance In-Line with Expectations and Preliminary 2016 Guidance Standalone R$ 2015 Guidance Confirmed at 07/30/15 R$ 2015 As of 10/14/15 C$ 2015 C$ 2016 C$ Growth Revenue Lower end of original range $3,030 - $3,150 $3,000 - $3,060 $3,050 - $3,110 $3,165 - $3,265 4% - 5% Adj. OIBDA Closer to midpoint of range $905 - $945 $905 - $930 $925 - $945 $990 - $1,030 7% - 9% Adj. EPS $1.15 - $1.30 $1.15 - $1.30 $1.20 - $1.30 $1.28 - $1.43 7% - 10% FFO per Share Normalized $2.00 - $2.20 $2.00 - $2.20 $2.00 - $2.20 $2.15 - $2.45 AFFO $480 - $520 $480 - $520 $480 - $520 $510 - $550 Capital Expenses R$ 2015 As of 07/30/15 R$ 2015 As of 10/14/15 R$ 2016 Maintenance $80 $80 $70 - $85 Non-RE Investment $80 $65 $60 - $75 Total $160 $145 $130 - $160 Figures in blue represent change from prior guidance

Key Takeaways Durable RM volume growth delivered; internal and with acquisitions High return investments enhance shareholder returns Debt financed investments; no equity Strong cash flow generation Adjacent Businesses provide upside potential and are closely linked to core Standalone strategic plan drives sustainable dividend growth and future investments Recall acquisition delivers attractive synergies and supports core growth

Driving Durable Cash Flow to Support Business and Dividend Growth Durable cash flow Three year plan on track and delivering per guidance Strong dividend growth Driven by durability of core, Transformation and Recall 2020 Vision Accelerates growth through ongoing optimization

Appendix © 2015 Iron Mountain Incorporated. All rights reserved. Iron Mountain and the design of the mountain are registered trademarks of Iron Mountain Incorporated. All other trademarks and registered trademarks are the property of their respective owners.

Presentation Assumptions All figures are in C$ 2015 budget rates unless otherwise noted Recall layered on as net, no FX adjustment made based on 2015 budget rates Assume Recall transaction close of 01/01/2016 Storage internal growth of 2.5% to 3.0% in 2016 through 2020 Service internal growth of 1.0% to 2.0% in 2016 through 2020 Discretionary investments to be debt financed – no equity issuances assumed Tax rate of 15 to 17% standalone and 20% with Recall

Synergies Support Accretion in Earnings, FFO and AFFO

Significant Accretion Across Relevant Financial Metrics

Accretion Percentages Are Incremental to Iron Mountain's Strategic Plan and Reflect Estimated Synergies Achieved in Each Year



Adjusted EPS Accretion
2%
20%
25%
26%
2016
2017
2018
Fully Synergized



Normalized FFO Accretion
0%
12%
15%
16%
2016
2017
2018
Fully Synergized



AFFO Accretion
(2)%
8%
11%
13%
2016
2017
2018
Fully Synergized

- The bar chart percentages for Adjusted EPS Accretion and Normalized FFO Accretion do not reflect the impact of estimated purchase accounting adjustments, primarily fair value adjustments associated with Recall's tangible and intangible assets that Iron Mountain will record upon closing in accordance with U.S. GAAP.
- While the adjustments are expected to result in a significant increase in depreciation and amortization expenses, the adjustments are primarily related to non-cash items and will not have a significant impact on cash flows, AFFO or estimated synergies. Therefore, the adjustments do not impact the fair value assessment of the transaction.
- Accretion/dilution after adjusting for impact of non-cash U.S. GAAP purchase price adjustments:
  - Adj. EPS: (17)% to (20)% in 2016; 0% to 3% in 2017; 6% to 9% in 2018; and 10% to 13% on a Fully Synergized basis
  - Normalized FFO: (9)% to (11)% in 2016; 2% to 4% in 2017; 5% to 7% in 2018; and 8% to 9% on a Fully Synergized basis

Note: Assumes IRM weighted average shares outstanding of 272 million, and exchange ratio of 0.1722x. Accretion estimates do not include operating and capital expenditures related to integration, as these are one time in nature and will be excluded from our Adj. EPS, Normalized FFO and AFFO. Assumptions represent our current analysis and are subject to change as our analysis and integration planning process progresses. Effective tax rate estimated to be approximately 20%.

IRON MOUNTAIN
90

IRM Standalone Cash Available for Dividends and Discretionary Investments Cash Available for Distribution and Investment ($MM) C$. Numbers reflect midpoint of guidance 2015E 2016E 2020E IRM Adj. OIBDA $935 $960 $1,245 Benefit from Transformation - $ 50 $125 PF IRM Adj. OIBDA $935 $1,010 $1,370 Add: Stock Compensation/Other 45 45 50 Adj. OIBDA, Transformation and Other Non Cash Expenses $ 980 $1,055 $1,420 Less: Cash Interest 270 280 350 Cash Taxes 45 50 95 Maintenance Capex 80 75 90 Non-Real Estate Investment 65 70 80 Customer Acquisitions (2) 35 35 45 Cash Available for Dividends and Investments $485 $545 $760 Cash Available for Dividends and Investment in R$ $470 $510 $715 Expected Dividend in R$ $404 $420 $520 Racking Investment for on-going growth $70 $75 $90 Cash Available for Discretionary Investments -- $15 $105 Lease Adjusted Leverage Ratio 5.7X 5.7X 5.3X Figures may not tie due to rounding

Cash Flow Including Recall Supports Further Dividend Growth and Discretionary Investment Cash Available for Distribution and Investment ($MM) C$ Numbers reflect midpoint of guidance 2015E 2016E 2020E IRM Adj. OIBDA $935 $1,195 $1,650 Benefit from Transformation - $ 50 $125 PF IRM Adj. OIBDA $935 $1,245 $1,775 Add: Stock Compensation/Other 45 45 50 Adj. OIBDA, Transformation and Other Non Cash Expenses $ 980 $1,290 1,825 Less: Cash Interest 270 315 400 Cash Taxes 45 60 150 Maintenance Capex 80 100 120 Non-Real Estate Investment 65 90 105 Customer Acquisitions (2) 35 45 50 Cash Available for Dividends and Investments $485 $680 $1,000 Cash Available for Dividends and Investment in R$ $470 $645 $955 Expected Dividend in R$ $404 $528 $700 Racking Investment for on-going growth $70 $90 $105 Cash Available for Discretionary Investments -- $27 $150 Lease Adjusted Leverage Ratio 5.7X 5.4X 4.9X Figures may not tie due to rounding

Leverage Ratio with Adjusted OIBDA Including Recall Operating Costs to Achieve Synergies 5.4x 5.1x 5.0x 5.6x 5.4x 5.1x 2016 2017 2018 Lease Adjusted Leverage Ratio on a Reported Basis Lease Adjusted Leverage Ratio with Adjusted OIBDA Including Recall One-Time Operating Costs to Achieve Synergies

Planned 2015 – 2020 Capital Investments ($ in MM) (1) Excludes $80 million of Capex associated with costs to achieve Recall synergies Investments(1) 2015 2016 2020 M&A Developed Markets $15 $50 $50 Emerging Markets $25 $100 $100 Real Estate Consolidation and Development $80 $80 $80 Data Center $25 $35 $35 Lease Conversion $50 $100 $100 Adjacent Businesses $85 $50 Total $280 $365 $415

Planned 2015 – 2020 Capital Investments with Recall ($ in MM) Investments(1) 2015 2016 2020 M&A Developed Markets $15 $50 $50 Emerging Markets $25 $100 $100 Real Estate Consolidation and Development $80 $100 $100 Data Center $25 $35 $35 Lease Conversion $50 $100 $100 Adjacent Businesses $85 $50 Total $280 $385 $435 (1) Excludes $80 million of Capex associated with costs to achieve Recall synergies

Reconciliation of Operating Income to Adjusted OIBDA FY 2013 FY 2014 % Change Net Income (Loss) Attributable to Iron Mountain Incorporated Add: Net Income (loss) Attributable to Noncontrolling Interests Loss (Income) from Discontinued Operations, Net of Tax (Gain) Loss from Disposition of Real Estate, Net of Tax Provision (Benefit) for Income Taxes FX (Gains) Losses(1) Other (Income) Expenses (2) Interest Expense, Net Operating Income (Loss) Depreciation and Amortization (Gain) Loss on Disposal/Write-Down of PP&E (excluding Real Estate), Net REIT Costs Adjusted OIBDA FX Adjustment - Translating at 2015 Budget Rates, set in January 2015 Adjusted OIBDA in Constant Dollars $96,462 $326,119 n/a 3,530 2,627 (25.6)% (831) 209 n/a (1.417) (8,307) n/a 62,127 (97,275) n/a 36,203 58,318 61.1% 38,999 6,869 (82.4)% 254,174 260,717 2.6% $489,247 $549,277 12.3% 322,037 353,143 9.7% 430 1,065 n/a 82,867 22,312 (73.1)% $894,581 $925,797 3.5% 33,503 28,113 $861,078 $897,684 4.2% 96

Storage Rental Stream is Key Economic Driver 7-Year Average IRM Internal Storage Revenue Growth (1) 4.4% Self-Storage Average Same Store Revenue(2) 3.3% Industrial Average Same Store Revenue(3) 1.0% Source: Company filings. (1) Represents the weighted average year-over-year growth rate of the Company’s revenues after removing the effects of acquisitions, divestitures and foreign currency exchange rate fluctuations. Local currency used for international operations. (2) Represents the annual same-store revenue growth average for Public Storage (PSA), Extra Space Storage (EXR), CubeSmart (CUBE) and Sovran (SSS) (3) Represents the annual same-store revenue growth average for DCT Industrial (DCT), Duke Realty (DRE), First Industrial (FR), Liberty Property (LPT), Prologis (PLD) and PS Business Parks (PSB). -4% -2% 0% 2% 4% 6% 8% 2007 2008 2009 2010 2011 2012 2013 2014 Same Store Revenue Growth (Historical)

Iron Mountain REIT Taxability

Non-GAAP Measures Non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the Unites States of America (“GAAP”), such as operating or net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Adjusted Earnings Per Share, or Adjusted EPS Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (2) (gain) loss on sale of real estate, net of tax; (3) intangible impairments; (4) Recall Costs; (5) REIT Costs; (6) other expense (income), net; and (7) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted Funds From Operations Applicable to Iron Mountain, or AFFO AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense (including amortization of deferred financing costs) and non-cash equity compensation expense, less maintenance capital expenditures and non-real estate investments. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness. Definitions

Definitions Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate), Recall Costs and REIT Costs. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. Funds From Operations Applicable to Iron Mountain, or FFO (NAREIT), and FFO (Normalized) FFO is a non-GAAP financial measure commonly used in the REIT industry. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and us as net income excluding gains and losses on the sale or write-down of real estate assets plus depreciation on real estate assets. FFO does not give effect to real estate depreciation and amortization because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Normalized) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Normalized) is net income attributable to Iron Mountain. Although NAREIT has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs as companies seek to provide financial measures that most meaningfully reflect their business. Our definition of FFO (Normalized) excludes other items that we believe do not appropriately reflect our underlying operations such as intangible impairment charges, other income and expense (including foreign exchange gains and losses), income and losses from discontinued operations, provision or benefit from deferred taxes and REIT Costs.

Non-GAAP Measures (continued) Service Adjusted OIBDA Service Adjusted OIBDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and allocated overhead tied to the service business. Terminations and permanent withdrawals are excluded from this calculations as they are included in the Storage NOI calculation. Capacity Measures Building Capacity – The maximum number of cubic feet of records or standard DPUs that can be stored in a given facility. Building Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Building Capacity. Installed Racking Capacity – The storage capacity of the racking installed in a given facility. Capacity is generally measured in cubic feet or standard DPUs. Installed Racking Capacity Utilization – The number of cubic feet of records or standard DPUs in storage divided by the Installed Racking Capacity. Definitions

Capital Expenditures and Investments – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Real Estate: Investment – These expenditures are primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures that expand our revenue capacity in existing or new geographies, replace a long-term operational obligation or create operational efficiencies. Maintenance – These expenditures are primarily related to the purchase or replacement of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate: Investment – These expenditures support either (i) the growth of our business and/or increase our profitability by investing in either supporting assets such as carton storage systems, tape storage systems and containers, shredding plants and bins, and technology service storage and processing capacity, or (ii) they are directly related to the development of new products or services in support of our integrated value proposition and enhancements that support our leadership position in the industry, including items such as increased feature functionality, security upgrades or system enhancements. Maintenance – These expenditures are primarily related to the purchase or replacement of customer-facing assets such as containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets. This category also includes operational support initiatives such as sales and marketing and information technology projects to support infrastructure requirements. Definitions

Constant Dollar Growth (C$) – Constant currency growth rates are calculated by translating historical results and projections at the 2015 constant dollar budget rates. DPUs – Data protection units, a unit of measurement specific to our Data Protection storage services. Internal Revenue Growth – Internal revenue growth represents the year-over-year growth rate of revenues excluding the impacts of changes to foreign currency exchange rates, acquisitions and other unusual items. In general, only acquisitions that have been in our results for the full calendar year prior to the quarter of measurement are included in internal revenue growth. Lease Adjusted Leverage Ratio – The calculation for this ratio is EBITDA plus rent expense divided by net debt including the capitalized value of lease obligations. Net Volume Growth – New Records Management storage volume from existing customers, plus volume from new customers and volume from acquisitions, offset by volume related to destructions, permanent withdrawals and customer terminations. Quarterly percentages are calculated by dividing the trailing four quarters’ total activity by the ending balance of the same prior-year period. Racking Installations – Defined as any incremental racking spend on buildings constructed or operated prior to January 1, 2014. Racking projects are tracked from first dollar spent until completion, which is defined as when the first box is entered into storage. Racking spend on buildings constructed subsequent to January 1, 2014 is included in Building Development Projects. Definitions

Recall Costs – Includes costs associated with our proposed acquisition of Recall, including costs to complete the acquisition (including advisory and professional fees) as well as costs to integrate Recall with our existing operations (including moving, severance, facility upgrade, REIT conversion and system upgrade costs). REIT Costs – Includes costs associated with our 2011 proxy contest, the previous work of the former Strategic Review Special Committee of the board of directors and costs associated with the Company’s conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014 which we expect to recur in future periods. ROIC: defined as net operating profit after tax (NOPAT) plus depreciation & amortization less non-growth CapEx divided by Average Invested Capital. NOPAT is defined as Adjusted OIBDA less depreciation & amortization, at the structural tax rate of approximately 15% to 17% for Enterprise, but varies by region. Average Invested Capital is defined as the average of interest bearing debt plus equity less cash plus accumulated depreciation on racking. Synergized (Stabilized) Returns: Synergized (stabilized) returns are calculated on an un-levered, pre-tax basis by taking synergized Adjusted OIBDA and dividing it by purchase price as well as capital and operational integration costs. Total Expected Investment for Building Development Projects – The sum of expected investments for all approved building projects, including the expected costs to fully outfit the building with racking, reported on a constant dollar basis. Total Shareholder Return (TSR): TSR – Total Shareholder Return is calculated by taking the total dividend yield plus stock appreciation of a three year period (assuming dividends are reinvested at the current year TSR rate using a mid-year convention) divided by the Base Share Price and annualized for the three year period. Base Share Price is approximately $29 and assumes constant multiple of 10.5x. Definitions

Management Biographies William Meaney is president and CEO of Iron Mountain and serves as a director on the company’s board. He previously served as CEO of The Zuellig Group, a $12 billion primarily business-to-business conglomerate based in Hong Kong that saw sales triple during his tenure from August 2004-March 2012. Prior to leading The Zuellig Group, Bill spent a number of years in the airline industry, serving as the chief commercial officer and managing director of publicly-traded Swiss International Airlines from December 2002 to January 2004 and executive vice president of South African Airways from 1998 to 2001. Earlier in his career, Bill served as: the acting CEO of South African Vaccine Producers; the founder and managing director of Genhro Management Consultancy; and a principal of Strategic Planning Associates, now part of Oliver Wyman. Bill’s first career was as a CIA operations officer. He is a member of the Asia Business Council, and he holds a bachelor’s in mechanical engineering from Rensselaer Polytechnic Institute and a master’s in industrial administration from Carnegie Mellon University. He is a trustee of both schools and serves on the board of Qantas Airways Limited. President & Chief Executive Officer William Meaney

Management Biographies Ned Bicks is senior vice president of Adjacent Business and Chief Strategy Officer for Iron Mountain, responsible for identifying and driving growth and value creation initiatives on a global basis. In addition to those strategic initiatives, he also heads up the Emerging Business group responsible for identifying, prioritizing, and building fundamentally new businesses with potential for material top line contribution. Prior to joining Iron Mountain, Bicks served as senior vice president of Corporate Strategy and Change Management at Forrester Research where he architected and drove the end-to-end restructuring of the company and its products to focus on critical client segments. In addition, he led Forrester’s corporate development and financial planning and development functions. He also served as a partner and strategy consultant at Monitor Group, focused on the intersection of new product development, marketing, and finance in the technology and life sciences spaces. Bicks holds a Bachelor of Arts with highest honors in Economics from Williams College and a Masters of Business Administration from the MIT Sloan School of Management. He is an avid offshore sailor and serves on the Board of Directors of Courageous Sailing, a Boston-based non-profit that uses sailing and marine science programs to inspire learning, personal growth and leadership for inner city youth. SVP, Chief Strategy Officer Ned Bicks

Management Biographies As Iron Mountain’s executive vice president and chief financial officer, Rod Day has overall responsibility for accounting, external reporting, financial planning and analysis, internal audit, investor relations, tax and treasury functions. He has served as Iron Mountain’s acting CFO since November 1, 2013, and had previous roles both as senior vice president and CFO International from November 2009, and CFO Europe in 2008 when he joined the company. Prior to joining Iron Mountain, Day had several roles at AOL Europe, including director of financial control and planning, vice president finance and strategy, and most recently, CFO for Europe. Prior to AOL, Day held senior strategic planning and finance roles at Kingfisher plc. He has a degree in Economics from Cambridge University and an MBA from London Business School. Day trained as an accountant with Peat Marwick Mitchell EVP & Chief Financial Officer Rodrick Day

Management Biographies Marc Duale was appointed president, international in September 2008, after overseeing Iron Mountain’s business in Europe for two years. A French native, Marc joined Iron Mountain in May 2006 with more than 25 years of international leadership experience. Prior to Iron Mountain, Marc was the managing director of Reuter's Asia Pacific operations. Before Reuters, Marc served as COO of DHL Worldwide Express' Asia-Pacific and Middle East business, with responsibilities spanning more than 50 countries. He was previously director of DHL's business in Western Europe and North Africa. Marc also brings operational experience in high volume, service-based businesses. At American Express, Marc served in many capacities – in both New York and Paris – including vice president of strategic planning, vice president of marketing and sales, and general manager for corporate cards and travel services. He also spent several years as a business management consultant and project manager for The Boston Consulting Group. Marc's academic achievements include an engineering degree from MIT and an MBA from Harvard Business School. President, International Marc Duale

Management Biographies Deirdre Evens oversees global human resources for Iron Mountain, leading people operations and strategy necessary to support the company's growth through the recruitment, development, and retention of global talent. She came to Iron Mountain from environmental, energy, and industrial services company Clean Harbors, where she most recently served as the executive vice president of human resources since 2011, overseeing recruitment, total rewards, and employee development for a global workforce of more than 13,000 employees. Evens joined Clean Harbors in 2007 as the company's executive vice president of sales and marketing. Prior to Clean Harbors, she was senior vice president of member insight for BJ's Wholesale, responsible for strategy, analytics, market research and segment marketing. Evens also held several operational and executive leadership roles with Polaroid, beginning as a plant manager before becoming a director of manufacturing operations. Later, she became the vice president and general manager of Polaroid's $600 million imaging division. In this role, she had P&L responsibility and owned worldwide marketing, strategy, business planning, product development and product management. Her final position at the company was senior vice president of worldwide marketing and strategy. Deirdre Evens EVP, Human Resources EVP and Chief People Officer

Management Biographies Ellen Hall is responsible for refining and executing an optimal global real estate investment and portfolio strategy, thereby enhancing Iron Mountain’s position within the real estate investment trust (REIT) community. Working in close partnership with Iron Mountain’s corporate real estate team responsible for leasing, project delivery and facility management for the global real estate portfolio, the Investment Leader will provide input and guidance to drive a strategy to deliver growth, drive value, support enterprise financial performance, and capitalize on the Company’s REIT status. Prior to joining Iron Mountain, in May 2015, Ellen served as a senior vice president in fund management for Prologis Targeted Europe Logistics Fund. She joined Prologis in 1998 and was instrumental in establishing Prologis in global markets including key distribution hubs of Mexico, Europe and Asia. During Ellen’s tenure at Prologis, she was directly involved in approximately €2.5 billion worth of acquisition and development transactions globally. Prior to that, she served as senior vice president and transactions director for Europe and Asia for AMB Realty Property Corporation, which merged with Prologis in 2011. She also held several real estate transaction-focused positions at AMB Realty. Ellen started her real estate career in 1995, at AEW Capital Management in the management and acquisitions department. She holds a MBA from the Judge Business School at the University of Cambridge and her Bachelor of Science in business administration with a concentration in finance from Boston University. SVP, Real Estate Investments Ellen Hall

Management Biographies Patrick Keddy is the EVP and General Manager, North America & Western Europe, a role he assumed in March 2015. Prior to this role, Patrick served as the Senior Vice President, Western Europe, since November 2011 where he was responsible for driving sustainable revenue growth and the profitability of the company’s mature European markets. Patrick brings a wealth of experience to the position. He has a strong track record of leading international and European businesses, improving their performance through stronger integration, strategic investments and optimization. Patrick worked at British Gas for 13 years and then moved to Pitney Bowes for a further 22 years, where he held positions including vice president for Europe and president of PB International. In this latter role, he ran an autonomous $1.2 billion revenue business unit with, at its peak, 8,000 employees across 28 countries. Patrick holds a BSc in Administrative Science from the University of Aston in Birmingham and is a Member of the Chartered Institute of Marketing. Patrick Keddy EVP & GM NA & Western Europe

Management Biographies Mark Kidd assumed the role of the Senior Vice President and General Manager of Data Centers in the spring of 2013. Prior to that, Mark was the SVP, Enterprise Strategy supporting the executive team in shaping the overall company strategy and also had responsibility for a variety of internal consulting projects to help support business unit planning. Previously in conjunction with this role, Mark managed the Office of the CEO before helping to deconstruct it. Over the last ten years, Mark has held four other positions within Iron Mountain in the areas of Strategic Planning, Portfolio Management, Capital Investments and Financial Analysis. Prior to joining Iron Mountain in 2003, Mark worked in the New York office of Thomas Weisel Partners, a boutique investment banking firm. Mark currently sits on the Advisory Board of Pollenware, a pioneer in collaborative auction theory and structure currently focused optimizing the value of AP/AR exchange. Mark graduated with his A.B. in economics from Harvard University and is also an alumnus of Harvard Business School. Mark Kidd SVP and General Manager, Data Centers

Management Biographies Eileen Sweeney leads Iron Mountain’s Global Data Management business which provides service to more than 30,000 customers across 75 markets via nearly 100 data management facilities. Sweeney is responsible for the continued development of the data management portfolio to support customers’ evolving information management needs. Prior to joining Iron Mountain, Sweeney served as Vice President and General Manager of CSC’s global manufacturing segment where she improved the group’s pipeline development and increased operating growth. She spent 20 years with CSC, and held a number of senior positions including global president of the manufacturing sector and managing director of the consulting group. Prior to CSC, Sweeney worked at Coopers & Lybrand Consulting and General Electric. She holds a Master of Business Administration and Master of Science in Industrial Engineering from Northwestern University, as well as a Bachelor of Science in Electrical Engineering from Union College. SVP & GM, Data Management Eileen Sweeney

Management Biographies As Iron Mountain’s Executive Vice President, Global Services and Chief Information Officer, Tasos Tsolakis lead Iron Mountain’s Global Service Organization, which includes IT, Security and Procurement. As leader of the Global Service Organization, Tasos is focused on strengthening Iron Mountain’s internal services by working strategically with teams across the globe to manage risk and create a consistent standard of superior service to our internal and external customers. Tasos joined Iron Mountain in September 2010 as Executive Vice President and Chief Information Officer to oversee the company’s adoption and deployment of information technology. Prior to joining Iron Mountain, Tasos was the CIO at Affiliated Computer Services (ACS), a Xerox Company, where he set IT strategy for all internal and external-facing technology. Before ACS, Tasos worked for Home Depot as its Vice President of Direct to Consumer Solutions and IT shared services. He has also held key technology leadership positions at GE Information Services and AT&T. Tasos has served on numerous IT boards and development committees, including the Mass Technology Leadership Council, and is a recognized speaker on business process, product development and customer-service technology. He holds an MBA in finance and entrepreneurship from the University of Pennsylvania, Wharton Business School; a Ph.D. and M.S. in electrical engineering from Virginia Polytechnic Institute and State University; and a bachelor’s degree in electrical engineering from Wilkes University. EVP, Global Services and CIO Tasos Tsolakis

Management Biographies John Tomovcsik (JT) is our Executive Vice President and General Manager for Records and Information Management in North America. JT focuses on long-term strategy and planning for the business unit and has direct P&L responsibility. His organization also includes Iron Mountain’s Secure Shredding services and the Document Management Solutions business, which extends Iron Mountain’s core capabilities of document imaging and business process outsourcing to our customers. Previously, JT served as North American Chief Operating Officer. In this role, he was directly responsible for the operations and execution of all core business lines and drove operational performance through a continuous improvement model. Prior to becoming COO, JT held Executive Vice President roles in three former Iron Mountain business units. He joined the company in 1999 through the acquisition of Data Base, Inc., a data protection and management company, where he spent thirteen years serving as the Operating Executive. JT resides in the Philadelphia area. EVP & GM John “JT” Tomovcsik EVP & GM, Records & Information Management, NA